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                                                                    EXHIBIT 21.1

                             LISTING OF SUBSIDIARIES

Subsidiaries of                                      Country, State or Province
Metallurg, Inc.                                      of Incorporation
---------------                                      ----------------

Shieldalloy Metallurgical Corporation                Delaware
Elektrowerk Weisweiler GmbH                          Germany

Metallurg (Canada) Limited                           Quebec
MIR (China), Inc.                                    Delaware
Metallurg International Resources, Inc.              New York
   Shawdon Enterprises Ltd.                          Cyprus
Metallurg Holdings Corporation                       New Jersey
Metallurg Services, Inc.                             New York

Subsidiaries of                                      Country or State
Metallurg Holdings Corporation                       of Incorporation
------------------------------                       ----------------

London & Scandinavian Metallurgical Co Limited       England
   S. A. Vickers Limited (dormant)                   England
   H. M. I. Limited (dormant)                        England
   Metal Alloys (South Wales) Limited (dormant)      England
   The Aluminum Powder Company Limited               England
       Alpoco Developments Limited (dormant)         England
       Metalloys Limited (dormant)                   England
   M & A Powders Limited (dormant)                   England
Metallurg South Africa (Pty.) Limited                South Africa
W.T. Mines Limited (dormant)                         South Africa
Stand 359 Wadeville Extension 4 (Pty.) Limited       South Africa
Turk Maadin Sirketi                                  Turkey
Gesellschaft fur Elektometallurgie mbH               Germany
   Societe Miniere du Kivu (dormant)                 Congo
   GfE Umwelttechnik GmbH                            Germany
   Keramed Medizintechnik Gmbh                       Germany
   GfE Metalle und Materialien GmbH                  Germany
   GfE Giesserei- und Stahlwerksbedarf               Germany
   RZM-Recyclingzentrum Mittelfranken GmbH           Germany
Companhia Industrial Fluminense                      Brazil

Ferrolegeringar Aktiengesellschaft                   Zurich, Switzerland
    Metalchimica S. r. l.                            Italy
    FAG Poland Sp. z. o. o.                          Poland


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Aktiebolaget Ferrolegeringar                                Sweden
Metallurg International Resources GmbH                      Germany
    Metallurg International Resources Russia Limited        Russia

Metallurg (Far East) Limited                                Japan
Montanistica S. A.                                          Zug, Switzerland
Metallurg Mexico S. A. de C. V.                             Mexico

Atlantic Alloys and Chemicals Limited (dormant)             Jersey, CI
Caribbean Metals & Alloys Limited (dormant)                 Grand Cayman
Metallurgische Gesellschaft AG (dormant)                    Zurich, Switzerland
Brandau y Cia S. A. (dormant)                               Spain
Aleaciones Metalurgicas Venezolanas C. A. (dormant)         Venezuela
Montan Aktiengesellschaft (dormant)                         Liechtenstein

Notes

Dormant subsidiaries have no operations.


As of April 1, 1999


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